UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): March 22, 2007

NORTH PITTSBURGH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania

(State or other jurisdiction of incorporation)

0-13716	25-1485389
(Commission File Number)	(IRS Employer Identification No.)

4008 Gibsonia Road Gibsonia, PA	15044-9311
(Address of principal executive offices)	(Zip Code)

(724) 443-9600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws

On March 22, 2007, the Board of Directors of North Pittsburgh Systems, Inc. (the Company) amended Sections 1 and 2 of Article II of the Bylaws of the Company. The amendments became effective upon their adoption on March 22, 2007.

Section 1 of Article II of the Company’s Bylaws governs the place where meetings of the shareholders of the Company may take place. The March 22, 2007 amendment to this Section is only a conforming amendment that changes the word “Directors” to the phrase “Board of Directors”.

Section 2 of Article II of the Company’s Bylaws addresses when the annual meetings of the shareholders of the Company may take place. The March 22, 2007 amendments to this Section authorize to Board of Directors of the Company to call annual meetings of the shareholders of the Company for dates and/or times other than the third Friday of May at 2:00 o’clock PM and provide that if the date otherwise set by the Bylaws for the annual meetings of shareholders is a legal holiday, the meeting would be held on the next following day that is not a Saturday or Sunday as well as not a legal holiday.

Set forth below are the texts of Sections 1 and 2 of Article II of the Company’s Bylaws with the changes effected by the March 22, 2007 amendments indicated as follows: the sole deletion from the pre-amendment text has a dash above it; the additions effected by the amendments are underscored. (The underscoring of the headings of the Article and sections was in the text prior to the March 22, 2007 amendments and is not affected by the amendments.)

ARTICLE II

SHAREHOLDERS

Section 1. Place. All meetings of shareholders will be held at the principal office of the Corporation or at such other place or places either within or without the Commonwealth of Pennsylvania as the Board of Directors may from time to time determine.

Section 2. Annual Meeting. There shall be an Annual Meeting of the shareholders of the Corporation for the purpose of electing directors and transacting such other business as shall properly come before the meeting, on the third Friday of May of each year at 2:00 o’clock PM local time at the place of the meeting~~,~~ (unless such day be a legal holiday, in which case, the meeting shall be held at the same hour on the next day following that is not a Saturday, Sunday or legal holiday) or on such other date, and/or at such other time, as the Board of Directors shall fix with respect to any Annual Meeting or Annual Meetings of the shareholders.

A complete copy of the Company’s Bylaws as so amended is set forth in Exhibit 3(ii) to this Form 8-K.

Item 8.01.	Other Events

The Board of Directors of the Company at its meeting March 22, 2007 determined not to call the 2007 Annual Meeting of Shareholders of the Company for the third Friday of May 2007. The Directors concurred at that meeting that they anticipate that at a subsequent meeting of the Board of Directors they will call the 2007 Annual Meeting of Shareholders of the Company for some date in June or July of 2007.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
3(ii)	Bylaws of North Pittsburgh Systems, Inc. as amended March 22, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

North Pittsburgh Systems, Inc.
(Registrant)

Date: March 27, 2007	/s/ A. P. Kimble
A. P. Kimble
Senior Vice President and Chief Financial and Accounting Officer